Exhibit 99.1

Atlantic Union Bankshares Announces Planned Retirement of Robert M. Gorman, EVP and Chief Financial Officer

Richmond, Va., May 22, 2025 – Atlantic Union Bankshares Corporation (“Atlantic Union”) today announced the planned retirement of Robert M. Gorman, executive vice president and chief financial officer of Atlantic Union and Atlantic Union Bank, which is expected to occur on or before March 31, 2026. Gorman will continue to serve in these roles until the earlier of his successor’s appointment or the date of his retirement. Following the appointment of a successor, he will continue in an advisory capacity to assist with the transition. Atlantic Union has initiated a nationwide search for a successor, engaging a leading executive search firm to help identify both internal and external candidates.

Gorman has served as chief financial officer of Atlantic Union since 2012 and has played a key role in Atlantic Union’s growth and performance. When he joined the company, Atlantic Union was a $4 billion asset community bank focused primarily on serving customers in Richmond, Virginia and surrounding areas. Today, Atlantic Union has grown to nearly $40 billion in total assets and is the largest regional bank headquartered in the lower Mid-Atlantic.

“Rob’s focus on delivering top-tier financial performance and creating long-term shareholder value has established Atlantic Union as a well-respected market leader,” said Chief Executive Officer John Asbury. “We are grateful for his dedication, sound advice, leadership and consistently selfless approach to his role. We congratulate Rob as he prepares to conclude his distinguished career and enter his next chapter of a well-earned retirement. On behalf of all of us at Atlantic Union, we wish to thank Rob for all he has done for our company, Teammates and shareholders.”

“It has been a great privilege to serve as Atlantic Union’s chief financial officer over the past 13 years and to work alongside John and such a talented and dedicated group of banking professionals,” said Gorman. “Together, we have achieved significant milestones, navigated numerous challenges and built a strong foundation for the future. I believe that Atlantic Union is well-positioned to continue to generate sustainable, profitable growth and to build long-term value for our shareholders.”

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About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located throughout Virginia, Maryland and in portions of North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook and expectations, including that we are well-positioned to continue to generate sustainable, profitable growth and to build long-term value for our shareholders. Such statements are often characterized by the use of qualified words (and their derivatives) such as “believe,” “expect,” “may,” “will,” “anticipate,” “could,” “should,” and “would,” as well as words of similar meaning or other statements concerning opinions or judgment of us or our management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior;
●	U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability;
●	our ability to identify, recruit and retain key employees;
●	the possibility that the anticipated benefits of our acquisition activity, including our acquisitions of Sandy Spring Bancorp, Inc. and American National Bankshares, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events, or with respect to our acquisition of Sandy Spring Bancorp, Inc., as a result of the impact of, or problems arising from, the integration of the two companies;
●	demand for loan products and financial services in our market areas;
●	the quality or composition of our loan or investment portfolios and changes in these portfolios; and
●	other factors, many of which are beyond our control.

Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that our actual results will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in our most recent annual report on Form 10-K and other documents subsequently filed by us with the Securities Exchange Commission. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Contacts:

Bill Cimino, SVP, Investor Relations 804.448.0937

Beth Shivak, SVP, Corporate Communications 804.327.5746